SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2003

Commission File No. 333-72321

BGF Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2221	56-1600845
(State of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3802 Robert Porcher Way, Greensboro, North Carolina	27410
(Address of registrant’s principal executive office)	(Zip Code)

(336) 545-0011

(Registrant’s telephone number, including area code)

Item 5. Other Events.

In our Quarterly Report on Form 10-Q for the three months ended March 31, 2003, we reported that we had received a commitment letter from Foothill Capital Corporation (“FCC”), for a five year, secured financing arrangement (the “FCC Loan”), which was subject to certain conditions precedent to closing. On June 2, 2003 FCC changed its name to Wells Fargo Foothill, Inc. (“WFF”). On June 6, 2003, we closed the loan with WFF (the “WFF Loan”, formerly the FCC Loan) on substantially the terms described in the Quarterly Report. The WFF Loan is for a maximum revolver credit line of $40,000 with an L/C sub-line of $4,000, an inventory sub-line of $15,000 and a term loan sub-line of $6,000 of which the principal would be amortized over 60 months.

We currently expect to use borrowings under the WFF Loan to finance our ongoing working capital, capital expenditure and general corporate needs, retire other outstanding debt and fund certain fees and expenses associated with the loan transaction.

Item 7(c). Exhibits.

10	Loan and Security Agreement by and among BGF Industries, Inc. as Borrower, The Lenders that are Signatories Hereto as the Lenders, and Wells Fargo Foothill, Inc. as the Arranger and Administrative Agent Dated as of June 6, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BGF INDUSTRIES, INC.

By:	/s/ Philippe R. Dorier
Philippe R. Dorier
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: June 10, 2002